UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Fixed Income Client Solutions LLC
(Exact name of registrant as specified in its charter)

Delaware	27-4404514
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

214 N. Tryon Street, Suite 2636, Charlotte, North Carolina 28202
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Callable Step Up Certificates Class A-2037	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:     333-171670

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

              A description of the Class A-2037 Callable Step Up Certificates, issued by Fixed Income Trust for Prudential Financial, Inc. Notes, Series 2012-1, to be registered hereunder is contained in the sections entitled “Description of the Certificates” and “Certain Federal Income Tax Consequences” in the Registrant’s 424(b)(5) Prospectus (Securities Act file number 333-171670) filed with the Securities and Exchange Commission on April 24, 2012, and the sections entitled “Description of the Certificates” and “Certain Federal Income Tax Consequences” in the Registrant’s 424(b)(2) Prospectus Supplement (Securities Act file number 333-171670) filed with the Securities and Exchange Commission on June 7, 2012, each of which is incorporated herein by reference.

Item 2.  Exhibits.

1.          Certificate of Formation of the Registrant is set forth as Exhibit 3.1 to the Registration Statement, as amended, on Form S-3 (No. 333-171670) filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the “1933 Act”), as amended, on March 18, 2011 (the “Registration Statement”) and is incorporated herein by reference.

2.          Amended and Restated Limited Liability Company Agreement of the Registrant is set forth as Exhibit 3.2 to the Registration Statement and is incorporated herein by reference.

3.          Form of Trust Agreement is set forth as Exhibit 4.1 to the Form 8-K filed by the Registrant with the Commission on June 7, 2012 and is incorporated herein by reference.

4.           Form of Series Supplement to Trust Agreement is set forth as Exhibit 4.2 to the Form 8-K filed by the Registrant with the Commission on June 7, 2012 and is incorporated herein by reference.

5.          Form of Warrant Agent Agreement is set forth as Exhibit 10.1 to the Form 8-K filed by the Registrant with the Commission on June 7, 2012 and is incorporated herein by reference.

6.          The prospectus relating to the Certificates, dated April 23, 2012 (the “Base Prospectus”) and which was filed with the Commission on April 24, 2012 pursuant to Rule 424(b)(5) promulgated under the 1933 Act, and the preliminary prospectus supplement relating to the Certificates, dated May 22, 2012 and which was filed with the Commission on May 23, 2012 pursuant to Rule 424(b)(5) promulgated under the 1933 Act, and each is incorporated herein by reference.

7.          The prospectus supplement relating to the Certificates, dated June 7, 2012 and which was filed with the Commission on June 7, 2012 pursuant to Rule 424(b)(2) promulgated under the 1933 Act, and is incorporated herein by reference.

SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Fixed Income Client Solutions LLC

Date: June 19, 2012	By:	/s/ James Whang
James Whang
Treasurer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
1.
Certificate of Formation of the Registrant is set forth as Exhibit 3.1 to the Registration Statement, as amended, on Form S-3 (No. 333-171670) filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the “1933 Act”), as amended, on March 18, 2011 (the “Registration Statement”) and is incorporated herein by reference.

2.	Amended and Restated Limited Liability Company Agreement of the Registrant is set forth as Exhibit 3.2 to the Registration Statement and is incorporated herein by reference.

3.	Form of Trust Agreement is set forth as Exhibit 4.1 to the Form 8-K filed by the Registrant with the Commission on June 7, 2012 and is incorporated herein by reference.

4.	Form of Series Supplement to Trust Agreement is set forth as Exhibit 4.2 to the Form 8-K filed by the Registrant with the Commission on June 7, 2012 and is incorporated herein by reference.

5.	Form of Warrant Agent Agreement is set forth as Exhibit 10.1 to the Form 8-K filed by the Registrant with the Commission on June 7, 2012 and is incorporated herein by reference.

6.
The prospectus relating to the Certificates, dated April 23, 2012 (the “Base Prospectus”) and which was filed with the Commission on April 24, 2012 pursuant to Rule 424(b)(5) promulgated under the 1933 Act, and the preliminary prospectus supplement relating to the Certificates, dated May 22, 2012 and which was filed with the Commission on May 23, 2012 pursuant to Rule 424(b)(5) promulgated under the 1933 Act, and each is incorporated herein by reference.

7.
The prospectus supplement relating to the Certificates, dated June 7, 2012 and which was filed with the Commission on June 7, 2012 pursuant to Rule 424(b)(2) promulgated under the 1933 Act, and is incorporated herein by reference.